                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  PFSWEB, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          75-2837058
  (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

500 NORTH CENTRAL EXPRESSWAY, PLANO, TEXAS                      75074
 (Address of principal executive offices)                     (Zip Code)


        REPLACEMENT STOCK OPTION AGREEMENTS ISSUED PURSUANT TO THE STOCK
                     OPTION EXCHANGE OFFER OF PFSWEB, INC.
                            (Full title of the plans)


                                 MARK C. LAYTON
                                  PFSWEB, INC.
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074
                     (Name and address of agent for service)

                                 (972) 881-2900
          (Telephone number, including area code of agent for service)

                                    copy to:
                             MORRIS BIENENFELD, ESQ.
                                 WOLFF & SAMSON
                               5 BECKER FARM ROAD
                               ROSELAND, NJ 07068
                                 (973) 533-6532

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                       Proposed                   Proposed
Title of                                               Maximum                    Maximum
Securities                   Amount                    Offering                   Aggregate                 Amount of
to be                        to be                     Price                      Offering                  Registration
Registered                   Registered (1)            Per Share (2)              Price (2)                 Fee (2)

------------------------------------------------------------------------------------------------------------------------

Common Stock,                 722,349                  $  0.91                    $657,337.59               $ 157.10
par value $.001
per share

----------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The aggregate offering price and the registration fee have been computed pursuant to 457(h)(1) under the Securities Act upon the basis of an aggregate option exercise price of $657,337.59 in respect of 722,349 shares to be issued upon the exercise of the outstanding options described herein. See Explanatory Note. In accordance with Rule 457(h)(3), no additional filing fee is payable in respect of the resale of the shares to be issued upon the exercise of options issued, and to be issued, under these options.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed in connection with the issuance by the registrant of 722,349 options in replacement of an equal number of options having exercise prices of $4.00 or greater pursuant to the Offer to Exchange dated April 30, 2001.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2001.

                  3. The description of the Company's common stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A dated November 24, 1999 as filed with the Commission (File No. 000-28275).

                  All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable




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

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the "Act"), provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a Corporate Agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify the Corporate Agent for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Under the Act, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted against and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the Act.

                  As permitted by the Act, the Company's Certificate of Incorporation contains provisions which limit the personal liability of directors for monetary damages for breach of fiduciary duties as directors except to the extent such limitation of liability is prohibited by the Act. In accordance with the

Act, these provisions do not limit the liability of any director for any breach of the director's duty of loyalty to the Company or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for certain unlawful payments of dividends or stock repurchases under Section 174 of the Act; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of the Company or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.

                  In addition, the Company's Certificate of Incorporation and By-laws provide for the indemnification of Corporate Agents for certain expenses, judgments, fines and payments incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as Corporate Agents to the fullest extent authorized by the Act. The Company seeks to limit its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

                  Reference is made to Sections 102(b)(7) and 145 of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

                  The purpose of these provisions is to assist the Company in retaining qualified individuals to serve as officers, directors or other Corporate Agents of the Company by limiting their exposure to personal liability for serving as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following are filed as exhibits to this registration statement.

Exhibit           Description
-------           -----------

5                 Opinion of Wolff & Samson, Counsel to the Company

23.1              Consent of KPMG LLP

23.2              Consent of Arthur Andersen LLP

23.3              Consent of Wolff & Samson (included in Exhibit No. 5)

24                Power of Attorney (included on the signature page)

ITEM 9.  UNDERTAKINGS.

         A. The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on December 18, 2001.

                                        PFSWEB, INC.



                                   By:  /s/ Thomas J. Madden
                                        ----------------------------------------
                                        Thomas J. Madden, Executive Vice
                                        President

                  Each person whose signature to this Registration Statement appears below hereby appoints Thomas J. Madden and Harvey Achatz, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                                   Date
---------                            -----                                   ----

By: /s/ Mark C. Layton               Chairman of the Board, President, and   December 18, 2001
    -------------------------        Chief Executive Officer (Principal
    Mark C. Layton                   Executive Officer)



By: /s/ Thomas J. Madden             Executive Vice President,               December 18, 2001
    -------------------------        Chief Financial Officer and Chief
    Thomas J. Madden                 Accounting Officer (Principal
                                     Financial Officer and Principal
                                     Accounting Officer)



By: /s/ David I. Beatson             Director                                December 18, 2001
    -------------------------
    David I. Beatson



By: /s/ Timothy M. Murray            Director                                December 18, 2001
    -------------------------
    Timothy M. Murray



By: /s/ James R. Reilly              Director                                December 18, 2001
    -------------------------
    James R. Reilly



By: /s/ Dr. Neil Jacobs              Director                                December 18, 2001
    -------------------------
    Dr. Neil Jacobs

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   5                     Opinion of Wolff & Samson, Counsel to the Company

   23.1                  Consent of KPMG LLP

   23.2                  Consent of Arthur Andersen LLP

   23.3                  Consent of Wolff & Samson (included in Exhibit No. 5)

   24                    Power of Attorney (included on the signature page)




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